FOR IMMEDIATE RELEASE              December 2, 2004

                                   Contact:  Rosemarie Faccone
                                             Susan Jordan
                                             (732) 577-9996



                MONMOUTH CAPITAL CORPORATION
                  ANNOUNCES NEW ACQUISITION



     Freehold, NJ, December 2, 2004 On December 2, 2004 Monmouth Capital Corporation (NASDAQ Small Cap: MONM) announced the acquisition of a 37,660 square foot industrial building in Bucks County, Quakertown, Pennsylvania, at a purchase price of approximately $2,400,000. This property is net-leased to MagiKitch'n, Inc. through March of 2015, and subleased to Rotoflex Technology, Inc., which currently occupies the facility. The building was purchased from Pizzagalli Properties, LLC, a Vermont limited liability company.

     Monmouth Capital Corporation ("MONM") is part of a family of REITs including United Mobile Homes, Inc. (AMEX:UMH), which invests in manufactured home communities, and Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA), which invests in net-leased industrial properties on long-term leases to investment grade tenants.
It  is  MONM's  intention  to  pursue  any   real   estate
opportunities other than the specialized areas of United Mobile Homes, Inc., and Monmouth Real Estate Investment Corporation.


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